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CONSENT OF DALE MATHESON CARR-HILTON LABONTE LLP

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Dejour Enterprises Ltd. (“Dejour”) of our Auditors’ Report dated June 13, 2008, on the consolidated balance sheets of Dejour Enterprises Ltd. as at December 31, 2007 and 2006 and the consolidated statements of operations, retained earnings (deficit) and cash flows for each of the two year periods ended December 31, 2007.

DALE MATHESON CARR-HILTON LABONTE LLP

  /s/

DMCL

Vancouver, British Columbia, Canada

January 12, 2009

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